                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.   20549

                              FORM 8-A

            For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of
                  The Securities Exchange Act of 1934

                            NTC CAPITAL I

         (Exact name of registrant as specified in Trust Agreement)

                              Delaware

                (State of incorporation or organization)

                              applied for

                  (I.R.S. Employer Identification No.)

                   c/o Northern Trust Corporation
                       50 South LaSalle Street
                       Chicago, Illinois 60675

           (Address of principal executive offices) (Zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A(c)(l), please check the following box .

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box .

                 SECURITIES TO BE REGISTERED PURSUANT TO
                       SECTION 12(B) OF THE ACT:

                                         Name of each Exchange
       Title of each class                on which each class
       to be so registered                is to be registered
       -------------------               ---------------------
             None                                 None


                 SECURITIES TO BE REGISTERED PURSUANT TO
                       SECTION 12(G) OF THE ACT:

                  __% Preferred Securities, Series A
                    to be issued by NTC Capital I

                          (title of class)
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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The title of the class of securities to be registered hereunder is "---% Preferred Securities, Series A" (the "Series A Preferred Securities"). The Series A Preferred Securities will be issued by NTC Capital I and guaranteed by Northern Trust Corporation ("NTC") to the extent set forth in the form of guarantee (the "Guarantee") of NTC. A description of the Series A Preferred Securities is set forth in the Registration Statement on Form S-3 (File
Nos. 333-18951, 333-18951-01, 333-18951-02 and 333-18951-03), initially filed with the Securities and Exchange Commission (the "Commission") on December 30, 1996, as amended by Amendment No. 1 thereto filed with the Commission on January 3, 1997 and as the same may be further amended
(the "Registration Statement"), under the captions "Description of Preferred Securities" and "Description of Guarantees" in the Prospectus included in the Registration Statement (the "Prospectus") and under the caption "Certain Terms of Series A Preferred Securities" in the
Prospectus Supplement included in the Registration Statement (the
"Prospectus Supplement"), which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act, is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

1(a) The Registration Statement, initially filed with the Commission on December 30, 1996, as amended by Amendment No. 1 filed with the Commission on January 3, 1997 and as the same may be further amended incorporated herein by reference to the Registration Statement).

4(a) Form of Junior Subordinated Indenture between NTC and The First National Bank of Chicago, as Debenture Trustee (incorporated herein by reference to Exhibit 4(a) to the Registration Statement).

4(b) Trust Agreement of NTC Capital I, dated as of December 27, 1996, among NTC, as Depositor, First Chicago Delaware Inc., as Trustee, and the Adminstrative Trustee named therein (incorporated herein by reference to Exhibit 4(c) of the Registration Statement).

4(c) Form of Amended and Restated Trust Agreement, among NTC, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein (incorporated herein by reference to Exhibit 4(h) to the Registration Statement.

4(d) Form of Guarantee Agreement, between NTC, as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee (incorporated herein by reference to Exhibit 4(j) to the Registration Statement).

4(e) Form of Preferred Security Certificate (included as Exhibit E to Exhibit 4(c) to the Registration Statement).
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                          SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 3, 1997

NTC CAPITAL I

By:  Northern Trust Corporation,
     as Depositor

By: /s/ Perry R. Pero

    Perry R. Pero
    Senior Executive Vice President
      and Chief Financial Officer